UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 21, 2016
 (Date of earliest event reported)

ImmuCell Corporation
 (Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770
 (Registrant's telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
ImmuCell today announced that it has closed on a previously announced private placement of common stock. In connection therewith, the Company entered into definitive agreements (Securities Purchase Agreements) with nineteen institutional and accredited investors for the private placement of approximately $3.5 million of ImmuCell’s common stock. Pursuant to the terms of the private placement, ImmuCell sold an aggregate total of 659,880 shares of common stock at a price of $5.25 per share to outside investors.  No warrants were offered in connection with this transaction.
Craig-Hallum Capital Group LLC acted as exclusive placement agent for this transaction.
In connection with the Securities Purchase Agreements referenced above, the Company entered into a Registration Rights Agreement pursuant to which it agreed to file a registration statement with the Securities and Exchange Commission relating to the offer and sale by the holders of the shares to be issued in the placement described above.  Pursuant to this agreement, the Company is obligated to file the registration statement within 30 days and to use commercially reasonable efforts to cause the registration statement to be declared effective within 90 days.  Failure to meet those and related obligations, or failure to maintain such registration statement in effect, will subject the Company to payment of liquidated damages to the holders of such shares.
Pursuant to the terms of the Securities Purchase Agreements referenced above, the Company has agreed that, during the 90 day period following the required effectiveness of the registration statement described above, it will not announce, issue or enter into any agreement to issue shares of Company common stock or equivalents, subject to certain exceptions including securities issuable under that Securities Purchase Agreements, issuances pursuant to the Company’s stock option plans and issuances pursuant to certain acquisition transactions.  In addition, the Company has agreed not to enter into any “Variable Rate Transaction” as defined in such Securities Purchase Agreements (involving certain issuances of common stock or securities convertible into common stock) for a period of one year.
The foregoing descriptions of the Securities Purchase Agreements and the Registration Rights Agreement do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to a copy of the Securities Purchase Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and a copy of the Registration Rights Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

EX-10.1	Registration Rights Agreement dated October 17, 2016
EX-10.2	Securities Purchase Agreement dated October 17, 2016
EX-99.1	Press Release of ImmuCell Corporation dated October 21, 2016

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2016	IMMUCELL CORPORATION

	By:	/s/ Michael F. Brigham
Michael F. Brigham
President, Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description

EX-10.1	Registration Rights Agreement dated October 17, 2016
EX-10.2	Securities Purchase Agreement dated October 17, 2016
EX-99.1	Press Release of ImmuCell Corporation dated October 21, 2016